Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Scores Holding Company, Inc.  (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Howard Rosenbluth, Chief Financial Officer and Principal Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 3, 2013
/s/ Howard Rosenbluth
Howard Rosenbluth
Chief Financial Officer and Principal Financial Officer

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Scores Holding Company, Inc., and will be retained by Scores Holding Company, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.